                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Security Capital Group Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing party:

     -------------------------------------------------------------------------


     (4) Date filed:

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

                      SECURITY CAPITAL GROUP INCORPORATED
                              125 LINCOLN AVENUE
                          SANTA FE, NEW MEXICO 87501

                               ----------------

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 21, 1998

To the shareholders:

  The 1998 annual meeting of shareholders of Security Capital Group Incorporated ("Security Capital") will be held on Thursday, May 21, 1998, at the Fairmont Hotel, 200 N. Columbus Drive, Chicago, Illinois, 60601, at 9:30 a.m. (Chicago time) for the following purposes:

    1. To elect three Class II Directors to serve until the annual meeting of shareholders in 2001, and until their successors are duly elected and qualify;

    2. To approve the Security Capital Group Incorporated 1998 Long-Term Incentive Plan; and

    3. To transact such other business as properly may come before the meeting and any adjournment or postponement thereof.

  Further information regarding the business to be transacted at the meeting is given in the accompanying Proxy Statement.

  Shareholders of record at the close of business on April 6, 1998 are entitled to notice of, and to vote at, the meeting.

  Please help Security Capital by promptly marking, dating, signing and returning the enclosed proxy card in the envelope provided for your convenience. If you attend the meeting and decide to vote in person, you may revoke your proxy.

  Beneficial holders planning to attend the meeting are urged to pre-register as provided in the attached so that your identity as a shareholder may be verified in advance.

                                          Jeffrey A. Klopf
                                          Secretary

April 17, 1998

                            YOUR VOTE IS IMPORTANT.
                  PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                     YOUR PROXY IN THE ENCLOSED ENVELOPE.

                      SECURITY CAPITAL GROUP INCORPORATED
                              125 LINCOLN AVENUE
                          SANTA FE, NEW MEXICO 87501

                               ----------------

                                PROXY STATEMENT
                                      FOR
                      1998 ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 21, 1998

                               ----------------

                              GENERAL INFORMATION

  The Board of Directors (the "Board") of Security Capital Group Incorporated ("Security Capital") is soliciting the accompanying proxy for use at the 1998 annual meeting of shareholders to be held on Thursday, May 21, 1998 and at any and all adjournments or postponements thereof. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of Security Capital, by delivering to the Secretary of Security Capital a duly executed proxy bearing a later date or by attending and voting in person at the meeting. The designated proxy holders will vote shares of Class A Common Stock, par value $.01 per share (the "Class A Shares"), shares of Class B Common Stock, par value $.01 per share (the "Class B Shares"), and shares of Series A Cumulative Convertible Redeemable Voting Preferred Stock, par value $.01 per share (the "Series A Preferred Shares"), represented by a proxy which is received and not revoked. If the shareholder specifies a choice with respect to any matter to be acted upon and for which a ballot is provided in the proxy, the shares represented by him or her will be voted in accordance with his or her specifications. If a proxy is returned without specifying choices, the shares represented by the proxy will be voted in accordance with the recommendations of the Board.

  This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 17, 1998.

  IF YOU ARE A REGISTERED OWNER AND PLAN TO ATTEND THE MEETING IN PERSON, YOU MAY REQUEST AN ADMISSION TICKET BY MARKING THE ATTENDANCE BOX ON YOUR ATTACHED PROXY CARD. BENEFICIAL OWNERS WHO PLAN TO ATTEND THE MEETING IN PERSON MAY OBTAIN ADMISSION TICKETS IN ADVANCE BY SENDING WRITTEN REQUESTS, ALONG WITH PROOF OF OWNERSHIP, SUCH AS A BANK OR BROKERAGE FIRM ACCOUNT STATEMENT, TO:
LUCINDA G. MARKER, VICE PRESIDENT AND ASSISTANT SECRETARY, SECURITY CAPITAL GROUP INCORPORATED, 125 LINCOLN AVENUE, SANTA FE, NEW MEXICO 87501.

  IN ADDITION, REGISTERED OR BENEFICIAL OWNERS MAY PRE-REGISTER FOR THE MEETING, OBTAIN AN ADMISSION TICKET IN ADVANCE OR OBTAIN INFORMATION REGARDING AVAILABILITY OF HOTEL ROOMS AT THE FAIRMONT HOTEL AT OUR REDUCED CORPORATE RATE BY PHONING JAMES D. CAMPBELL OF OUR MEETING PLANNING STAFF AT 1-800-988-4307. IF YOU ARE PLANNING TO ATTEND THE MEETING, WE STRONGLY URGE YOU TO PRE-REGISTER FOR THE MEETING SO THAT A NAME BADGE MAY BE PREPARED FOR YOU IN ADVANCE AND YOU MAY AVOID HAVING TO WAIT IN LINE AT OUR REGISTRATION COUNTER.

  REGISTERED OWNERS AND BENEFICIAL OWNERS (INCLUDING THE HOLDERS OF VALID PROXIES THEREFROM) WHO DO NOT PRESENT VALID ADMISSION TICKETS AT THE MEETING OR WHO HAVE NOT PRE-REGISTERED WILL BE ADMITTED ONLY UPON VERIFICATION OF OWNERSHIP AT THE REGISTRATION COUNTER AT THE MEETING.

  The cost of soliciting proxies will be borne by Security Capital. In addition to solicitation by mail, and without additional compensation for those services, proxies may be solicited personally, or by telephone or telegraph, by officers or employees of Security Capital. Security Capital will also request banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties to forward the solicitation material to the beneficial owners of Class A Shares and Class B Shares held of record by those persons, and Security Capital will, upon request of those record holders, reimburse forwarding charges and expenses.

                     SHARES OUTSTANDING AND VOTE REQUIRED

  At the close of business on April 6, 1998, the record date for determination of shareholders entitled to notice of, and to vote at, the meeting (the "Record Date"), approximately 1,708,495 Class A Shares and 39,516,783 Class B Shares were outstanding, and 139,000 Series A Preferred Shares, convertible into 5,294,800 Class B Shares, were outstanding. Each whole Class A Share outstanding on the Record Date is entitled to one vote, and each fractional Class A Share is entitled to its fraction of one vote. Each whole Class B Share outstanding on the Record Date is entitled to one two-hundredth of a vote. Each whole Series A Preferred Share outstanding on the Record Date is entitled to .026 of a vote (which equals the number of votes for the Class B Shares into which a Series A Preferred Share could be converted on the Record
Date), or a total of 34,474 votes. There is no right to cumulative voting. The Class A Shares, the Class B Shares and the Series A Preferred Shares will vote as a single class with respect to the proposals to be voted on at the meeting. A majority of all votes entitled to be cast in person or by proxy will constitute a quorum at the meeting.

  Assuming the existence of a quorum, the affirmative vote of a plurality of the votes cast in person or by proxy at the meeting is required to elect each nominee for Director. Assuming the existence of a quorum, a majority of the votes cast in person or by proxy at the meeting is required to approve the Security Capital Group Incorporated 1998 Long-Term Incentive Plan (the "1998 Long-Term Incentive Plan"). Representatives of Security Capital's transfer agent will assist Security Capital in the tabulation of the votes. Abstentions and broker non-votes are counted as shares represented at the meeting for purposes of determining a quorum. An abstention has no effect with respect to the election of Directors and the effect of a vote "against" the approval of the 1998 Long-Term Incentive Plan. A broker non-vote has no effect with respect to the approval of the 1998 Long-Term Incentive Plan.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth, as of March 12, 1998, the beneficial ownership of Class A Shares and Class B Shares (including Class B Shares issuable upon conversion of Class A Shares) for (i) each Director of Security Capital, (ii) the Chief Executive Officer and the four other most highly compensated executive officers of Security Capital (the "Named Executive Officers"), (iii) each person known to Security Capital to be the beneficial owner of more than 5% of the outstanding Class A Shares or Class B Shares and
(iv) the Directors and executive officers of Security Capital as a group. Unless otherwise indicated in the footnotes, all of the interests are owned directly, and the indicated person or entity has sole voting and investment power. The address of each Director and executive officer listed below is c/o Security Capital Group Incorporated at the administrative offices of SC Group Incorporated located at 7777 Market Center Avenue, El Paso, Texas 79912.

                                               CLASS A SHARES   CLASS B SHARES
NAME AND ADDRESS                               --------------- -----------------
OF BENEFICIAL OWNER                            NUMBER(1) %(2)  NUMBER(3) %(2)(4)
-------------------                            --------- ----- --------- -------
Samuel W. Bodman..............................   6,559       *   330,318      *
Hermann Buerger(5)............................     225       *    11,250      *
John P. Frazee, Jr.(6)........................   5,913       *   298,362      *
Cyrus F. Freidheim, Jr.(7)....................   4,591       *   230,144      *
H. Laurance Fuller(8).........................   4,809       *   240,647      *
Ray L. Hunt(9)................................  33,540   1.89% 1,956,203  5.13%
John T. Kelley III(10)........................   4,399       *   224,947      *
William D. Sanders(11)........................  56,857   3.20% 3,098,196  7.88%
Peter S. Willmott(12).........................   5,580       *   290,020      *
C. Ronald Blankenship(13).....................   6,371       *   324,261      *

                                              CLASS A SHARES   CLASS B SHARES
NAME AND ADDRESS                              --------------- -----------------
OF BENEFICIAL OWNER                           NUMBER(1) %(2)  NUMBER(3) %(2)(4)
-------------------                           --------- ----- --------- -------
Thomas G. Wattles(14)........................    5,292      *   272,983      *
Anthony R. Manno, Jr.........................    1,192      *    59,706      *
Jeffrey A. Cozad.............................      884      *    44,619      *
All Directors and executive officers as a      138,621  7.66% 7,536,674 17.36%
 group (27 persons)..........................
Commerzbank AG, Grand Cayman Branch(15)......  115,796  6.18% 8,645,600 20.45%
 Two World Financial Center
 New York, NY 10104
The Allstate Corporation(16).................  101,021  5.71% 5,051,050 12.16%
 2775 Sanders Road
 Northbrook, IL 60062
Security Capital U.S. Realty.................   52,431  2.96% 4,585,830 11.73%
 69, route d'Esch
 L-1470 Luxembourg
SCPG Holdings Pte. Ltd.(17)..................      --       * 3,819,709 10.47%
 250 North Bridge Road
 Raffles City Tower
 Singapore 179101
Cohen & Steers Capital Management, Inc.(18)..      --       * 1,991,300  5.46%
 757 Third Avenue
 New York, NY 10017
The Equitable Companies Incorporated(19).....      --       * 1,945,691  5.33%
 1290 Avenue of the Americas
 New York, NY 10104

--------
*   Less than 1%
 (1) Includes Class A Shares which may be acquired upon the exercise of options or warrants within 60 days for Messrs. Bodman (2,399), Buerger
     (225), Frazee (2,399), Freidheim (2,399), Fuller (2,399), Hunt (2,399),
     Kelley (2,399), Sanders (9,869), Willmott (2,399), Blankenship (5,985), Wattles (4,898), Manno (63) and Cozad (235) and all Directors and executive officers as a group (40,305).
 (2) For each person who owns options or warrants which are exercisable within 60 days, the calculation of the percentage ownership assumes that only that person has exercised all of his options or warrants and that no other person has exercised any outstanding options or warrants.
 (3) Includes Class B Shares which may be acquired upon conversion of Class A Shares (including Class A Shares which may be acquired upon the exercise of options or warrants for Class A Shares as described in footnote 1 above). Includes Class B Shares which may be acquired upon the exercise of warrants within 60 days held by: Bodman Foundation (2,248), Diane Barber Bodman's IRA account (40), Perry O. Barber Jr. Family Trust for which Diane Barber Bodman is trustee (68) and for the benefit of Mrs. Bodman's children (12); Mr. Frazee (1,740), Mr. Frazee's IRA (846), Mr. Frazee's wife (18) and Mr. Frazee's children (108); Mr. Freidheim (594); Mr. Fuller (147) and Mr. Fuller's wife (51); Mr. Hunt (13,573), family trusts for which Mr. Hunt is trustee (453), for which Mr. Hunt shares beneficial ownership pursuant to a power of attorney (477), a family limited partnership of which a corporation which Mr. Hunt owns is a general partner (8,496) and a corporation which Mr. Hunt owns (159), (but excludes warrants which Mr. Hunt's wife owns as separate property (160) and held by Hunt Financial Corporation, the capital stock of which is held, indirectly through a series of corporations, by trusts for the benefit of Mr. Hunt and members of his family (5,885), as to which Mr. Hunt disclaims beneficial ownership); Mr. Kelley (90) and held in trusts for which Mr. Kelley is trustee (4,827); Mr. Sanders (9,275), Mr. Sanders' wife and children (125), Mr. Sanders' family partnership (8,220), a corporation which Mr. Sanders owns (11,313) and Sanders Foundation (1,413); Mr. Willmott (1,020); Mr. Blankenship (1,140) and a corporation in which Mr.

    Blankenship is a controlling shareholder (786); Mr. Wattles (1,123) and Mr. Wattles' children (90); Mr. Manno (106); Mr. Cozad (394) held in trust accounts and held in trust for Mr. Cozad's child (25); and all Directors and executive officers as a group (70,206).
 (4) For each person who owns Class A Shares, the calculation of the percentage ownership assumes that only that person has converted all of his Class A Shares into Class B Shares and that no other person has converted any Class A Shares.
 (5) Mr. Buerger is Executive Vice President of Commerzbank AG in New York. Commerzbank Aktiengesellschaft, Grand Cayman Branch ("Commerzbank AG, Grand Cayman Branch"), beneficially owns Class A Shares and Class B Shares as described in footnote 15 below. Mr. Buerger disclaims beneficial ownership of these shares.
 (6) Includes seven Class A Shares held by Mr. Frazee's children and one Class A Share held by his wife.
 (7) Includes 100 Class A Shares held by a family trust.
 (8) Includes one Class A Share held by Mr. Fuller's wife and five Class A Shares held by his children.
 (9) Includes seven Class A Shares held by family trusts for which Mr. Hunt is trustee and 6,158 Class A Shares for which Mr. Hunt shares beneficial ownership pursuant to a power of attorney. Excludes 2,465 Class A Shares which Mr. Hunt's wife owns as separate property and 23,772 Class A Shares held by Hunt Financial Corporation, the capital stock of which is held, indirectly through a series of corporations, by trusts for the benefit of Mr. Hunt and members of his family, as to which Mr. Hunt disclaims beneficial ownership. 250,000 Class B Shares are held by family trusts which have granted Mr. Hunt authority with respect to the voting and disposition of these shares.
(10) Includes 1,999 Class A Shares held by a trust of which Mr. Kelley is trustee.
(11) Includes 789 Class A Shares held by the Sanders Foundation and an aggregate of 166 Class A shares held by Mr. Sanders' wife and children. Includes 40,000 Class B Shares held by Mr. Sanders' family partnership and 72,500 Class B Shares held by a corporation which Mr. Sanders owns.
(12) Includes three Class A Shares held by Mr. Willmott's children.
(13) Includes 2,000 Class B Shares held by a corporation of which Mr. Blankenship is a controlling shareholder.
(14) Includes one Class A Share held by Mr. Wattles' wife, nine Class A Shares held by his children and 147 Class A Shares held in an IRA account. Includes 7,170 Class B Shares held in an IRA account.
(15) Information with respect to beneficial ownership of Commerzbank AG, Grand Cayman Branch, is included herein in reliance on Schedule 13G amendments dated March 9, 1998 and dated March 23, 1998 filed with the Securities and Exchange Commission. The Schedule 13G indicates that Commerzbank AG, Grand Cayman Branch, beneficially owns (i) 2,855,800 Class B Shares as a result of owning Class A Shares and Class B Shares, (ii) 9,900 Class A Shares and (iii) 105,896 Class A Shares and 5,294,800 Class B Shares as a result of owning 139,000 Series A Preferred Shares, with respect to all of which it has sole power to vote or direct the vote and sole power to dispose or direct the disposition.
(16) Information with respect to beneficial ownership of The Allstate Corporation is included herein in reliance on a Schedule 13G dated February 2, 1998 filed with the Securities and Exchange Commission. The
     Schedule 13G indicates that The Allstate Corporation, as the parent of Allstate Insurance Company and Allstate Life Insurance Company, has sole power to vote or direct the vote of 101,021 Class A Shares and sole power to dispose or direct the disposition of 101,021 Class A Shares.
(17) Information with respect to beneficial ownership of SCPG Holdings Pte. Ltd. is included herein in reliance on a Schedule 13D dated September 23, 1997 filed with the Securities and Exchange Commission. The Schedule 13D indicates that SCPG Holdings Pte. Ltd. has shared power to vote or direct the vote of 3,819,709 Class B Shares and shared power to dispose or direct the disposition of 3,819,709 Class B Shares.
(18) Information with respect to beneficial ownership of Cohen & Steers Capital Management, Inc. is included herein in reliance on a Schedule 13G dated February 6, 1998 filed with the Securities and Exchange Commission. The Schedule 13G indicates that Cohen & Steers Capital Management, Inc., in its capacity as an investment adviser, has sole power to vote or direct the vote of 1,798,400 Class B Shares and sole power to dispose or direct the disposition of 1,991,300 Class B Shares.

(19) Information with respect to beneficial ownership of The Equitable Companies Incorporated is included herein in reliance on a Schedule 13G dated February 10, 1998 filed with the Securities and Exchange Commission. The Schedule 13G indicates that The Equitable Companies Incorporated, as the parent of The Equitable Life Assurance Society of the United States and Alliance Capital Management L.P. (in its capacity as an investment adviser), has sole power to vote or direct the vote of 6,011 Class B Shares, shared power to vote or direct the vote of 1,939,549 Class B Shares, and sole power to dispose or direct the disposition of 1,945,691 Class B Shares.

  The following table sets forth, as of March 12, 1998, the beneficial ownership of the outstanding common shares of each of Security Capital Atlantic Incorporated ("ATLANTIC"), Homestead Village Incorporated ("Homestead"), Security Capital Pacific Trust ("PTR"), Security Capital Industrial Trust ("SCI") and Security Capital U.S. Realty ("SC-USREALTY") for
(i) each Director of Security Capital, (ii) each Named Executive Officer and
(iii) the Directors and executive officers of Security Capital as a group. The address of each person listed below is c/o Security Capital Group Incorporated at the administrative offices of SC Group Incorporated located at 7777 Market Center Avenue, El Paso, Texas 79912. Unless otherwise indicated in the footnotes, all of the interests are owned directly, and the indicated person or entity has sole voting and investment power.

                           ATLANTIC       HOMESTEAD          PTR             SCI            SC-USREALTY
                          -------------- --------------- --------------- --------------- -------------------
NAME OF BENEFICIAL OWNER  NUMBER    %(1) NUMBER     %(1) NUMBER     %(1) NUMBER     %(1)    NUMBER     %(1)
------------------------  ------    ---- -------    ---- -------    ---- -------    ---- ------------  -----
Samuel W. Bodman(2).....     --       *      635      *    2,325      *   48,308      *       196,706      *
Hermann Buerger.........     --       *      --       *      --       *      --       *           --       *
John P. Frazee, Jr.(3)..   6,250      *    6,758      *    7,637      *    7,000      *           --       *
Cyrus F. Freidheim,
 Jr.(4).................   2,500      *    1,102      *    3,055      *    5,603      *         5,000      *
H. Laurance Fuller(5)...     500      *      216      *      610      *    2,852      *           --       *
Ray L. Hunt.............  17,000(6)   *   86,227(7)   *  390,403(8)   *  160,135(9)   *  2,131,056(10) 1.23%
John T. Kelley III(11)..     250      *    2,739      *   18,835      *   90,771      *        25,000      *
William D. Sanders(12)..   6,155      *  232,486      *  304,871      *  285,653      *       610,528      *
Peter S. Willmott(13)...   1,406      *    3,447      *   17,516      *       10      *           --       *
C. Ronald
 Blankenship(14)........     500      *    7,311      *   35,529      *      569      *           --       *
Thomas G. Wattles(15)...      12      *    1,837      *      --       *   26,230      *                    *
Anthony R. Manno,
 Jr.(16)................   1,500      *      661      *        3      *      --       *         9,400      *
Jeffrey A. Cozad(17)....   1,000      *    1,419      *    4,092      *    2,957      *        20,000      *
All Directors and
 executive officers as a
 group
 (27 persons)...........  39,380      *  346,828      *  798,767      *  634,787      *     3,042,221  1.76%

--------
*   Less than 1%
 (1) For each person who owns options which are exercisable within 60 days, the calculation of the percentage ownership assumes that only that person has exercised all of his options that no other person has exercised any outstanding options.
 (2) Homestead shares are held by the Perry O. Barber, Jr. Family Trust for which Diane Barber Bodman is Trustee. PTR shares include 775 shares held by Diane Barber Bodman's IRA account, 1,300 shares held by the Perry O. Barber, Jr. Family Trust for which Diane Barber Bodman is Trustee and 250 shares held for the benefit of Mrs. Bodman's children. SCI shares are owned by the Bodman Foundation, a charitable trust for which Mr. Bodman is Trustee. SC-USREALTY shares include 49,176 shares held by the Elizabeth L. Bodman Trust in which Mr. Bodman disclaims any beneficial interest.
 (3) ATLANTIC and PTR shares are held by Mr. Frazee's IRA account. Homestead shares include 2,758 shares held by Mr. Frazee's IRA account and options to acquire 4,000 shares. SCI shares include 402 shares held by Mr. Frazee's wife and 2,428 shares held by his children.
 (4) SC-USREALTY shares are held by Mr. Freidheim's wife.

 (5) Includes 250 ATLANTIC shares held by Mr. Fuller's wife, 108 Homestead shares held by Mr. Fuller's wife, 305 PTR shares held by Mr. Fuller's wife, six SCI shares held by Mr. Fuller's children and 402 SCI shares held by Mr. Fuller's wife.
 (6) Includes 750 shares held by a family trust for which Mr. Hunt is trustee, 2,250 shares for which Mr. Hunt shares beneficial ownership pursuant to powers of attorney, 12,500 shares held by a family limited partnership of which a corporation which Mr. Hunt owns is the general partner and 750 shares held by a corporation which Mr. Hunt owns. Excludes 750 shares which Mr. Hunt's wife owns as separate property, as to which Mr. Hunt disclaims beneficial ownership.
 (7) Includes 330 shares held by family trusts for which Mr. Hunt is trustee, 1,427 shares for which Mr. Hunt shares beneficial ownership pursuant to powers of attorney, 5,521 shares held by a family limited partnership of which a corporation which Mr. Hunt owns is the general partner and 330 shares held by a corporation which Mr. Hunt owns. Excludes 330 shares which Mr. Hunt's wife owns as separate property and 23,479 shares held by Hunt Financial Corporation, the capital stock of which is held, indirectly through a series of corporations, by trusts for the benefit of Mr. Hunt and members of his family, as to which Mr. Hunt disclaims beneficial ownership.
 (8) Includes 916 shares held by a family trust for which Mr. Hunt is trustee, 2,748 shares for which Mr. Hunt shares beneficial ownership pursuant to powers of attorney, 15,275 shares held by a family limited partnership of which a corporation which Mr. Hunt owns is the general partner and 916 shares held by a corporation which Mr. Hunt owns. Excludes 916 shares which Mr. Hunt's wife owns as separate property and 111,800 shares held by Hunt Financial Corporation, the capital stock of which is held, indirectly through a series of corporations, by trusts for the benefit of Mr. Hunt and members of his family, as to which Mr. Hunt disclaims beneficial ownership.
 (9) Includes 7,609 shares held by family trusts for which Mr. Hunt is trustee, 3,801 shares for which Mr. Hunt shares beneficial ownership pursuant to powers of attorney, 146,192 shares held by a family limited partnership of which a corporation which Mr. Hunt owns is the general partner and 1,266 shares held by a corporation which Mr. Hunt owns. Excludes 1,269 shares which Mr. Hunt's wife owns as separate property, as to which Mr. Hunt disclaims beneficial ownership.
(10) Includes 196,705 shares for which Mr. Hunt shares beneficial ownership pursuant to powers of attorney, 1,671,997 shares held by a family limited partnership of which a corporation which Mr. Hunt owns is the general partner and 98,353 shares held by a corporation which Mr. Hunt owns. Excludes 82,000 shares which Mr. Hunt's wife owns as separate property, as to which Mr. Hunt disclaims beneficial ownership.
(11) ATLANTIC, Homestead and PTR shares are held in a trust for which Mr. Kelley is trustee. PTR shares include options to acquire 6,000 shares. SCI shares include 88,833 shares held in a trust for which Mr. Kelley is trustee.
(12) Homestead shares include 61,080 shares held by Mr. Sanders' family partnership, 40,341 shares held by a corporation which Mr. Sanders owns and 3,500 shares held by Mr. Sanders' wife and children. PTR shares include 84,786 shares held by Mr. Sanders' family partnership, 194,849 shares held by a corporation which Mr. Sanders owns and 16,071 shares held by the Sanders Foundation. SCI shares include 80,732 shares held by Mr. Sanders' family partnership, 22,666 shares held by a corporation which Mr. Sanders owns and 2,730 shares held by Mr. Sanders' wife and children. SC-USREALTY shares include 207,117 shares held by Mr. Sanders' family partnership.
(13) Includes eight SCI shares held by Mr. Willmott's children.
(14) Homestead shares include 2,895 shares held by a corporation of which Mr. Blankenship is a controlling shareholder. PTR shares include 14,935 shares held by a corporation of which Mr. Blankenship is a controlling shareholder. SCI shares include 111 shares held by Mr. Blankenship's child.
(15) ATLANTIC shares are held by Mr. Wattles' children; Homestead shares include one share held by Mr. Wattles' child, remaining Homestead shares are held in an IRA account; SCI shares include 2,070 shares held by Mr. Wattles' children, five shares held by his wife and 7,424 shares held in an IRA account.
(16) PTR shares are held in trust accounts for Mr. Manno's children.
(17) Shares are all held in trust accounts for which Mr. Cozad is trustee. SCI shares include 554 shares held in trust for Mr. Cozad's child.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL 1)

NOMINEES

  The shares represented by the accompanying proxy will be voted to elect the three nominees named below as Class II Directors, unless otherwise indicated on the proxy. Messrs. Freidheim, Fuller and Hunt, if elected, will serve as Directors until the annual meeting of shareholders in 2001. Any vacancies occurring during any calendar year will be filled by the remaining Directors in office. Any Director elected by the Directors to fill a vacancy will hold office until the next annual meeting of shareholders, at which time the shareholders will elect a Director to fill the unexpired term of the class of Directors in which the vacancy occurred. Should any of the nominees named below become unavailable for election, which is not anticipated, the shares represented by the accompanying proxy will be voted for the election of another person recommended by the Board. The Board recommends that shareholders vote FOR the election of each nominee named below for Director.

                                      BUSINESS EXPERIENCE AND
                                  DIRECTORSHIPS OF PUBLICLY HELD       DIRECTOR
         DIRECTOR         AGE                COMPANIES                  SINCE
         --------         ---     ------------------------------       --------
 Cyrus F. Freidheim, Jr..  62 Vice Chairman of Booz . Allen &            1990
                              Hamilton, Inc., an international
                              management consulting firm, which he
                              joined in 1966. Previously, he was
                              with Ford Motor Company and Price
                              Waterhouse. Mr. Freidheim is a
                              Director of Household International
                              Inc., LaSalle Street Fund and
                              MicroAge, Inc. He is also a Trustee of
                              Rush-Presbyterian-St. Luke's Medical
                              Center and The Orchestral Association
                              (the Chicago Symphony Orchestra). He
                              is also a member of the America-China
                              Society, the Council on Foreign
                              Relations and the U.S. Japan Business
                              Council.
 H. Laurance Fuller......  59 Chairman and Chief Executive Officer       1990
                              of Amoco Corporation, a company he
                              joined in 1961. Mr. Fuller is a
                              Director of Abbott Laboratories, the
                              Chase Manhattan Corporation, Motorola,
                              Inc., and the Rehabilitation Institute
                              of Chicago. Mr. Fuller is also
                              Chairman of the American Petroleum
                              Institute. Mr. Fuller is a Trustee of
                              The Orchestral Association (the
                              Chicago Symphony Orchestra) and a
                              Trustee of Cornell University.
 Ray L. Hunt.............  55 Chairman and Chief Executive Officer       1990
                              of Hunt Oil Company, an international
                              oil and gas exploration and production
                              company in Dallas, Texas and Chief
                              Executive Officer and President of
                              Hunt Consolidated Inc., a holding
                              company for real estate, energy,
                              technology and other operating
                              companies. Mr. Hunt began his
                              association with Hunt Oil Company in
                              1958 and has held his current position
                              since 1976. Mr. Hunt is a Class C
                              Director of the Federal Reserve Bank
                              of Dallas. He is also a Director of
                              Electronic Data Systems Corporation, a
                              global information technology company;
                              Dresser Industries, Inc., an
                              international oil field service
                              company; Pepsico, Inc., a
                              multinational food and beverage
                              company; and Ergo Science Corporation,
                              a biotechnology company.

CONTINUING DIRECTORS

  The following persons will continue to hold positions as Directors as described below:

SAMUEL W. BODMAN--59--Chairman and Chief Executive Officer of Cabot Corporation since 1988, a company with business in energy and specialty chemicals and materials. Prior thereto, Mr. Bodman was President and Chief Operating Officer of FMR Corporation, the holding company overseeing all activities of Fidelity Investments. Prior thereto, Mr. Bodman was an Associate Professor at the Massachusetts Institute of Technology ("MIT") and Technical Director of American Research and Development Corporation. Mr. Bodman is a Director of Cabot Corporation, Cabot Oil & Gas Corporation, John Hancock Mutual Life Insurance Company and Westvaco, Inc. He is also a Trustee and member of the Executive Committee of the Board of Trustees of MIT, a member of the American Academy of Arts and Sciences, a Trustee of Isabella Stewart Gardner Museum, a Trustee of the New England Aquarium and a Trustee of The French Library and Cultural Center. Mr. Bodman's term as Director expires in 2000.

HERMANN BUERGER--54-- Executive Vice President of Commerzbank AG in New York, a position he has held since 1989. Mr. Buerger is also Co-Chairman of the Business Advisory Committee of the American Council on Germany, a Trustee of the Virginia Tech Foundation and is a Director of United Dominion Industries. Mr. Buerger was previously Vice Chairman of the Institute of International Bankers. Mr. Buerger's term as Director expires in 2000.

JOHN P. FRAZEE, JR.--53--Chairman, President and Chief Executive Officer of Paging Network Incorporated (a provider of wireless messaging and wireless information services) since August 1997. Formerly President and Chief Operating Officer of Sprint Corporation and, prior to the March 1993 merger of Sprint and Centel Corporation, was the Chairman and Chief Executive Officer of Centel Corporation, a major telecommunications company he joined in 1972. Mr. Frazee is a Director of Cable Satellite Public Affairs Network ("C-SPAN"), Nalco Chemical Company, Dean Foods Company and Homestead. Mr. Frazee is also a Director of the Foundation for Independent Higher Education and a Life Trustee of Rush-Presbyterian-St. Luke's Medical Center. Mr. Frazee is also a National Trustee of the Newberry Library. Mr. Frazee's term as Director expires in 2000.

JOHN T. KELLEY III--57--Founding officer of SCI, Trustee of PTR since January 1988, an advisory Trustee of SCI since December 1993 and Chairman of the Board of Trustees of Pacific Retail Trust (ownership and development of infill retail properties in the southwestern United States). From 1987 to 1991, Mr. Kelley was Chairman of the Board of Kelley-Harris Company, Inc., El Paso, a real estate investment company and from 1968 to 1987, Managing Director of LaSalle Partners Limited, specializing in corporate real estate services. Mr. Kelley's term as Director expires in 1999.

WILLIAM D. SANDERS--56--Founder, Chairman and Chief Executive Officer of Security Capital. Previously, Mr. Sanders was Chairman and Chief Executive Officer of LaSalle Partners Limited from 1968 through 1989. Mr. Sanders currently serves as a Director of CarrAmerica Realty Corporation, R.R. Donnelley & Sons Company, SC-USREALTY, Security Capital Global Realty, Storage USA and Strategic Hotel Capital Incorporated and an Advisory Director of Regency Realty Corporation. He is a member of the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). He was previously a Director of Continental Bank Corporation, King Ranch, Inc. and Lone Star Technologies. He has also served as a Trustee of the University of Chicago and a Trustee Fellow of Cornell University. Mr. Sanders' term as Director expires in 1999.

PETER S. WILLMOTT--60--Chairman and Chief Executive Officer of Willmott Services, Inc. since 1989. Prior to that, Mr. Willmott was President and Chief Executive Officer of Zenith Electronics Corporation from July 1996 to January 1998. Prior thereto, Mr. Willmott was Chairman, President and Chief Executive Officer of Carson Pirie Scott & Co. and, prior thereto, President and Chief Operating Officer of Federal Express Corporation. Mr. Willmott is a Director of Federal Express Corporation and Zenith Electronics Corporation. He is also Chairman of the Executive Committee of Williams College and serves on the Board of Children's Memorial Hospital, Chicago, Illinois. Mr. Wilmott's term as Director expires in 1999.

MEETINGS AND COMMITTEES

  The Board held six meetings during 1997, including two telephonic meetings. The Audit Committee of the Board, composed of Messrs. Fuller (Chairman), Buerger, Freidheim and Willmott, makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of Security Capital's internal accounting controls. The Audit Committee held two meetings during 1997.

  The Management Development and Compensation Committee (the "Compensation Committee"), composed of Messrs. Bodman (Chairman), Frazee and Kelley, reviews and approves compensation arrangements and plans of Security Capital and administers the various option plans of Security Capital. The Compensation Committee held five meetings in 1997.

  The Executive Committee, composed of Messrs. Sanders (Chairman), Frazee and Hunt, has full authority to act on behalf of the Board between regular meetings of the Board, except with respect to securities offerings. The Executive Committee held one meeting in 1997.

  Security Capital has no standing nominating committee. During 1997, each Director attended at least 75 percent of the total number of meetings of the Board and the committees on which he served.

DIRECTOR COMPENSATION

  Security Capital pays an annual retainer of $35,000 to Directors who are not officers or employees of Security Capital or its affiliates; that amount is paid quarterly to the Directors in cash or, at the election of the Director, Class A Shares based on the then current fair market value of the Class A Shares. Non-employee chairpersons of Board committees receive an additional annual retainer of $3,000 payable in cash. Officers of Security Capital or its affiliates who are Directors are not paid any Director fees.

  Directors are reimbursed for any out-of-town travel expenses incurred in connection with attendance at Board meetings.

OUTSIDE DIRECTORS PLAN

  In addition to the compensation described above, pursuant to the Security Capital Group Incorporated 1996 Outside Directors Plan (the "Outside Directors Plan"), each Director who is not an employee or officer of Security Capital or any of its affiliates (an "Outside Director") is entitled to receive, on January 1 of each year, an option to purchase 150 Class A Shares at a price per Class A Share equal to the fair market value (as defined in the Outside Directors Plan) of one Class A Share on that date. On March 25, 1998, the Board approved an amendment and restatement of the Outside Directors Plan which provides for the grant to each such Director on January 1 of each year an option to purchase 7,500 Class B Shares at a price per Class B Share equal to the fair market value of a Class B Share on that date, the reservation of 173,750 Class B Shares for options under the Outside Directors Plan and the removal of 3,475 Class A Shares currently reserved for issuance under the Outside Directors Plan. All options to purchase Class A Shares granted under the Outside Directors Plan prior to March 25, 1998 remain unaffected.

  The purpose of the Outside Directors Plan is to enable the Outside Directors to increase their ownership of Security Capital and thereby further the identity of their interests with those of Security Capital's other shareholders. To achieve the foregoing objective, the Outside Directors Plan provides for grants of options to purchase Class B Shares. The Secretary of Security Capital (the "Administrator") administers the Outside Directors Plan with a view to Security Capital's best interests and the Outside Directors Plan's objectives. The Administrator has authority to adopt administrative guidelines, rules and regulations relating to the Outside Directors Plan and to make all determinations necessary or advisable for the implementation and administration of the Outside Directors Plan.

  The number of Class B Shares currently reserved for issuance upon exercise of options granted under the Outside Directors Plan is 173,750. Options for a total of 3,525 Class A Shares have been granted under the Outside Directors Plan. All outstanding options as of March 25, 1998 will remain options to purchase Class A Shares. However, all future option grants will be for Class B Shares. The Class B Shares subject to the Outside Directors Plan may be currently authorized but unissued Class B Shares or treasury Class B Shares held or subsequently purchased by Security Capital, including Class B Shares purchased in the open market or in private transactions. If Security Capital effects any subdivision or consolidation of Class A Shares or Class B Shares, payment of a stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares outstanding without receiving compensation therefor in money, services or property, then the Administrator will adjust: (i) the number of Class B Shares available under the Outside Directors Plan; (ii) the number of Class B Shares available under any Outside Directors Plan limits; (iii) the number of Class A Shares or Class B Shares subject to any outstanding options; (iv) the number of Class B Shares subject to future grant; and (v) the per share exercise price under any outstanding option.

  On January 1, 1997 and 1998, each Outside Director was granted an option to purchase 150 Class A Shares at an exercise price of $1,237 and $1,580 per share, respectively, the fair market value of the Class A Shares on those dates. After March 25, 1998, each Outside Director serving on January 1 of each year will be granted an option to purchase 7,500 Class B Shares at an exercise price equal to the fair market value of the Class B Shares on that date. In the event an Outside Director is appointed during the year, that person will receive an award reduced to reflect the portion of the year that person will serve as an Outside Director.

  Each option becomes exercisable one year from the date of grant, or earlier in the event of death or disability of the Director. Each option will expire on the earliest of: (i) the ten-year anniversary of the date of grant; (ii) the three-month anniversary of the Director's termination for any reason other than death or disability; or (iii) the one-year anniversary of the Director's termination by death or disability. Options are not transferable prior to exercise, except as designated by the Director by will or by the laws of descent and distribution. Notwithstanding the previous sentence, the Administrator may permit options under the Outside Directors Plan to be transferred to or for the benefit of the Director's family.

  If Security Capital is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange, the shareholders of Security Capital receive any shares of stock or other securities or property, or Security Capital distributes securities of another corporation to its shareholders, there will be substituted for the Class A Shares or Class B Shares subject to outstanding options an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of Security Capital in respect of those Class A Shares or Class B Shares; provided that, upon the occurrence of a reorganization of Security Capital or any other event described in this paragraph, any successor to Security Capital will be substituted for Security Capital.

  The Outside Directors Plan was approved by the shareholders of Security Capital at a special meeting of shareholders in April 1997, was amended and restated by the Board on March 25, 1998 to provide for the grant of options to purchase Class B Shares and may be further amended or terminated at any time by the Board.

LONG-TERM INCENTIVE PLAN

  See "Adoption of 1998 Long-Term Incentive Plan (Proposal 2)" for a description of the 1998 Long-Term Incentive Plan.

                             EXECUTIVE COMPENSATION

  The following table presents the compensation for 1997 and 1996 paid to the Named Executive Officers:

                         ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                -------------------------------------- ------------------------
                                                         CLASS A
                                                         SHARES
                                                       UNDERLYING
NAME AND                                  OTHER ANNUAL    STOCK     ALL OTHER
POSITION        YEAR SALARY ($) BONUS ($) COMPENSATION OPTIONS (#) COMPENSATION
--------        ---- ---------- --------- ------------ ----------- ------------
William D.      1997  300,000    550,000      --          3,667        --
 Sanders--      1996  210,000    404,000      --          1,097        --
 Chairman and
 Chief
 Executive Of-
 ficer
C. Ronald       1997  275,000    525,000      --          3,248        --
 Blankenship--  1996  203,000    397,000      --          1,032        --
 Managing Di-
 rector
Thomas G. Wat-  1997  260,000    440,000      --          2,830        --
 tles--         1996  197,000    353,000      --            922        --
 Managing Di-
 rector
Anthony R.      1997  225,000    375,000      --          1,264        --
 Manno, Jr.--   1996  180,000    260,000      --            571        --
 Managing Di-
 rector
Jeffrey A.      1997  225,000    375,000      --          1,264        --
 Cozad--        1996  170,000    200,000      --            790        --
 Managing Di-
 rector

OPTION GRANTS

  During 1997, options for 53,035 Class A Shares were granted by the Compensation Committee to 248 key employees and officers of Security Capital and its affiliates. The following table sets forth certain information with respect to individual grants of options to each of the Named Executive Officers.

                                           INDIVIDUAL GRANTS
                         -----------------------------------------------------
                                          PERCENT OF
                         CLASS A SHARES  TOTAL OPTIONS
                           UNDERLYING     GRANTED TO    EXERCISE OR               GRANT
                            OPTIONS      EMPLOYEES IN   BASE PRICE  EXPIRATION DATE PRESENT
NAME                      GRANTED (#)   FISCAL YEAR (%)  ($/SHARE)     DATE    VALUE ($)(1)
----                     -------------- --------------- ----------- ---------- ------------
William D. Sanders......     2,198           6.91          1,251      6/18/07   1,069,755
                             1,469                         1,600     12/04/07     914,155
C. Ronald Blankenship...     1,998           6.12          1,251      6/18/07     972,505
                             1,250                         1,600     12/04/07     778,004
Thomas G. Wattles.......     1,799           5.34          1,251      6/18/07     875,254
                             1,031                         1,600     12/04/07     641,853
Anthony R. Manno, Jr....       639           2.38          1,251      6/18/07     311,201
                               625                         1,600     12/04/07     389,002
Jeffrey A. Cozad........       639           2.38          1,251      6/18/07     311,201
                               625                         1,600     12/04/07     389,002

--------
(1) The amounts shown are based on the Black-Scholes option pricing model. The material assumptions incorporated in the Black-Scholes model for estimating the value of the options include the following: risk-free interest rates of 5.87%; expected lives of seven years; no expected dividends; and expected volatility of 22%.

AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

  The following table sets forth certain information concerning exercises of options during 1997 by each of the Named Executive Officers and the year-end value of unexercised options owned by the Named Executive Officers:

                                                   NUMBER OF CLASS A SHARES    VALUE OF UNEXERCISED
                           CLASS A                  UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                            SHARES                  OPTIONS AT YEAR-END (#)  DECEMBER 31, 1997 ($)(1)
                         ACQUIRED ON     VALUE     ------------------------- ---------------------------
NAME                     EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE   UNEXERCISABLE
----                     ------------ ------------ ----------- ------------- -----------   -------------
William D. Sanders......      --            --        1,776(2)     5,687      1,749,683(2)   1,726,399
C. Ronald Blankenship...      --            --        5,809        6,906      6,248,782      3,508,823
Thomas G. Wattles.......      --            --        4,749        5,901      5,108,980      2,924,789
Anthony R. Manno, Jr....    1,052       740,302           0        3,496              0      1,863,077
Jeffrey A. Cozad........       32        33,711         125        3,094        132,688      1,453,119

--------
(1) Based on the December 31, 1997 closing price on the NYSE of $1,580 per Class A Share.
(2) Mr. Sanders also had exercisable warrants for 8,060 Class A Shares on December 31, 1997 with a value of $8,060,710.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

  Security Capital has no employment contracts with any executive officer and no plans or arrangements by which any executive officer will be compensated as a result of his resignation or retirement or any other termination of his employment with Security Capital and its subsidiaries or, except as described below under "1995 Option Plan" and "Adoption of 1998 Long-Term Incentive Plan (Proposal 2)," in connection with a change in control of Security Capital.

LOANS TO EXECUTIVE OFFICERS

  See "Certain Relationships and Transactions" for a description of loans made to the executive officers of Security Capital and its affiliates.

1995 OPTION PLAN

  With respect to options granted prior to December 3, 1996, the Security Capital Group Incorporated 1995 Option Plan (the "1995 Option Plan") provided for the granting of options to purchase Class A Shares in tandem with options to purchase Convertible Subordinated Debentures due June 30, 2014 (the "2014 Convertible Debentures"). In connection with the redemption of the 2014 Convertible Debentures in December 1997, all options to purchase 2014 Convertible Debentures were replaced with equivalent options to purchase Class A Shares. With respect to options granted on or after December 3, 1996, the 1995 Option Plan provides for the granting of options to purchase only Class A Shares. The Compensation Committee administers the 1995 Option Plan. The Compensation Committee determines the key and emerging key employees of Security Capital or its subsidiaries or affiliates to whom awards under the 1995 Option Plan will be granted ("Participants") and the terms and conditions of those awards. Each member of the Compensation Committee must be a "non-employee" as that term is defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  An option may be granted so as to qualify for treatment as an incentive stock option (an "Incentive Option") pursuant to Section 422 of the Internal Revenue Service Code of 1986, as amended (the "Code"), or so as not to so qualify (a "Non-Qualified Option"). The exercise price (the "Option Price") for each option will be determined by the Compensation Committee and will not be less than the greater of the fair market value of an underlying Class A Share on the date of the grant of the option or the par value of the underlying share. The full purchase price of each Class A Share purchased upon the exercise of any option will be paid at the time of exercise in cash. In addition, Participants who own Class A Shares for at least six months may surrender those shares (valued at fair market value as of the day the shares are tendered) for all or a portion of the Option Price. No option may be exercised unless cash or previously purchased Security Capital securities are paid for the Option Price.

  Subject to certain adjustments described below, options for up to 12,656 Class A Shares (representing .5% of the outstanding Class A Shares on a fully converted basis as of March 1, 1998) remain available for grant. Class A Shares issued upon exercise of options granted under the 1995 Option Plan may be either authorized and unissued shares or shares issued and thereafter acquired by Security Capital. Class A Shares allocated to an option which expires or terminates without the issuance of Class A Shares may be allocated to new options granted under the 1995 Option Plan.

  If Security Capital effects any subdivision or consolidation of Class A Shares or other capital readjustment, payment of stock dividend, stock split, combination of Class A Shares or recapitalization or other increase or reduction of the number of Class A Shares outstanding without receiving compensation therefor, then the Compensation Committee will adjust (i) the number of Class A Shares available under the 1995 Option Plan, (ii) the number of Class A Shares subject to outstanding options and (iii) the per share price under any outstanding option.

  If Security Capital is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange, the shareholders of Security Capital receive any shares of stock or other securities or property, or Security Capital distributes securities of another corporation to its shareholders, there will be substituted for the Class A Shares subject to outstanding options an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of Security Capital in respect of those Class A Shares, subject to the following: (i) if the Compensation Committee determines that the substitution described in this sentence would not be fully consistent with the purposes of the 1995 Option Plan or the purposes of the outstanding options under the 1995 Option Plan, the Compensation Committee may make such other adjustments to the options to the extent that the Compensation Committee determines the adjustments are consistent with the purposes of the 1995 Option Plan and of the affected options, (ii) all or any of the options may be canceled by the Compensation Committee on or immediately prior to the effective date of the applicable transaction, but only if the Compensation Committee gives reasonable advance notice of the cancellation to each affected Participant, and only if either (A) the Participant is permitted to exercise the option in full for a reasonable period prior to the effective date of the cancellation or (B) the Participant receives payment or other benefits which the Compensation Committee determines to be reasonable compensation for the value of the canceled options and (iii) upon the occurrence of a reorganization of Security Capital or any other event described in this sentence, any successor to Security Capital will be substituted for Security Capital to the extent that Security Capital and the successor agree to that substitution.

  Finally, upon the sale to, or exchange with, a third party unrelated to Security Capital of all or substantially all of the assets of Security Capital, all options will be canceled. If options are canceled, then, with respect to any affected Participant, either (i) the Participant will be provided with reasonable advance notice of the cancellation, and the Participant will be permitted to exercise the option in full for a reasonable period prior to the effective date of the cancellation or (ii) the Participant will receive payment or other benefits which the Compensation Committee determines to be reasonable compensation for the value of the canceled options.

  Subject to earlier termination as described below, the expiration date for each option will be determined by the Compensation Committee, but the expiration date with respect to any option will be no later than the earliest to occur of: (i) the ten-year anniversary of the date on which the option is granted; (ii) if the Participant's termination occurs by reason of death, disability or retirement, the one-year anniversary of the date of termination;
(iii) if the Participant's termination occurs for cause, the date of termination; and (iv) if the Participant's termination occurs for reasons other than death, disability, retirement or cause, the three-month anniversary of the date of termination.

  If (i) a Participant's employment is terminated by Security Capital or a successor to Security Capital or an affiliated entity which is his or her employer for reasons other than cause following a Change in Control (as defined in the 1995 Option Plan) of Security Capital or (ii) the 1995 Option Plan is terminated by Security Capital or its successor following a Change in Control without provision for the continuation of outstanding options, all options which have not otherwise expired will become immediately exercisable.

  Options granted under the 1995 Option Plan are not transferable other than by will, by the laws of descent and distribution or, to the extent provided by the Compensation Committee, pursuant to a qualified domestic relations order. To the extent that a Participant who receives an option under the 1995 Option Plan has the right to exercise that option, the option may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Compensation Committee may permit options under the 1995 Option Plan to be transferred to or for the benefit of the Participant's family, subject to such limits as the Compensation Committee may establish. However, in no event will an Incentive Option be transferable to the extent that such transferability would violate the requirements applicable to that option under
Section 422 of the Code.

  The Compensation Committee may provide the Participant with the right to receive a replacement option, in Class A Shares only, for the number of Class A Shares used to satisfy the Participant's minimum tax withholding obligations upon exercise of the original option. In order to receive the replacement option, the original option must be exercised prior to termination of the Participant's employment. A replacement option will be granted on the date of exercise of the original option to which it relates with an Option Price equal to the fair market value on the date of the grant of the replacement option. Additionally, a replacement option will have the same expiration date as the original option to which it relates and will be exercisable no earlier than six months after its grant date.

  The 1995 Option Plan may, at any time, be amended or terminated by the Board, provided that, subject to the provision relating to the adjustment of Class A Shares, no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any option granted under the 1995 Option Plan prior to the date that amendment is adopted by the Board.

OTHER OPTION PLANS

  Security Capital's predecessors also adopted the Security Capital Realty Investors Incorporated Option Plans A and B (each, a "Realty Option Plan") and the Security Capital Group Incorporated 1991 and 1992 Option Plans A and the 1991 and 1992 Option Plans B (each, a "Group Option Plan"). The Realty Option Plans provide for the grant of options to purchase Class A Shares. In 1994, to reflect a distribution of debt securities to shareholders, all of the outstanding options under the Realty Option Plans were adjusted to add a tandem right to purchase 2014 Convertible Debentures. Each of the Group Option Plans provides for the grant of options to purchase Class A Shares. In connection with the redemption of the 2014 Convertible Debentures in December 1997, all options to purchase 2014 Convertible Debentures were replaced with equivalent options to purchase Class A Shares. Generally, all of the plans contain terms substantially similar to the 1995 Option Plan. The number of Class A Shares reserved for issuance pursuant to options under the Realty Option Plans A and B and the Group 1991 and 1992 Option Plans A and the 1991 and 1992 Option Plans B are 16,366, 3,845, 9,982, 29,946, 7,010 and 21,031,
respectively. Of those shares, 272, 0, 0, 0, 131 and 0, respectively, remain available for the granting of options thereunder.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee is comprised entirely of non-employee directors and is responsible for acting on behalf of the Board with respect to (i) compensation practices of Security Capital, (ii) benefits programs of Security Capital, (iii) review and approval of salaries and other compensation of Security Capital's senior executive officers and (iv) adopting, administering and approving awards under incentive compensation and stock plans. The Compensation Committee determines the Chief Executive Officer's compensation and the compensation of the Named Executive Officers and other executive officers of Security Capital as submitted by the Managing Director in charge of executive compensation and human capital.

COMPENSATION PHILOSOPHY

  Security Capital's compensation program is designed to:

  . Attract, reward and retain highly qualified executives.

  . Align shareholder and employee interests.

  . Reward long-term career contributions to Security Capital.

  . Emphasize the variable portion of total compensation (cash and stock) as an individual's level of responsibility increases.

  . Encourage teamwork.

  The Compensation Committee is committed to a compensation philosophy which rewards employees on the basis of Security Capital's success in attaining corporate financial objectives as well as on the basis of the employees' success in attaining individual financial and qualitative performance objectives.

COMPENSATION PRACTICES

  Security Capital's compensation practices have developed over the years and have the following components:

  .Individual performance reviews every 12 months.

  . Base salary which is paid annually and reviewed every 24 months.

  . A target bonus which is set, but an actual bonus which is paid in varying percentages of the target bonus (based upon individual and company performance) every 12 months, and which is reviewed every 24 months.

  . Option awards at fair market value which are annual awards based upon the responsibility band of the executive and an individual performance assessment.

 Performance Reviews

  With respect to 1997 compensation for individual executive officers, the Compensation Committee reviewed Security Capital's financial performance, as well as objective factors and a subjective assessment of the executive's performance. In the case of particular individuals, circumstances unique to such individual, such as increased responsibilities or extraordinary effort, were also considered. The Compensation Committee also retained the services of an independent compensation consultant to assist its members in evaluating the compensation for Security Capital's executive officers.

 Base Salary

  With respect to the executive officers of Security Capital, the Compensation Committee bases its salary compensation decisions primarily on its overall assessment of the executive's potential contribution to Security Capital on both a short-term and long-term basis and competitive market perspectives for the executive officer's compensation. Base salary is established when an executive officer joins Security Capital and is reviewed in December of even years. The next salary review will occur in late 1998, and will become effective January 1999.

 Annual Bonus

  The Compensation Committee establishes target bonuses for each executive officer every 24 months (at the same time that base salary is established). The actual percentage of target bonus for each year is up to the discretion of the Compensation Committee. The actual amount of a bonus is based primarily on the individual's performance in the prior year.

 Option Awards

  The Compensation Committee believed it was appropriate in 1997 to make long-term incentive awards to Security Capital's executive officers. Option awards have been awarded annually since Security Capital was founded and constitute a major component of senior executive compensation. In arriving at the 1997 award levels, the Compensation Committee gave consideration to the executive's relative position, responsibilities and performance.

  The purpose of the awards is to furnish long-term incentives to executive officers to build shareholder value and to motivate and retain the personnel critical to Security Capital's long-term success. Awards vest over a five-year period, with no awards vested until the end of the second anniversary of the grant. It is the intention of the Compensation Committee to continue to emphasize long-term incentives in the compensation provided to Security Capital's executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

  The Compensation Committee meets annually without the Chief Executive Officer present to evaluate his performance and to determine his compensation. In considering Mr. Sanders' compensation, the Compensation Committee considers the principal responsibilities of Mr. Sanders, which are to provide the overall vision and strategic direction for Security Capital, to attract and retain highly qualified employees and to develop and maintain key capital relationships for Security Capital.

  In reviewing and determining Mr. Sanders' compensation for 1997, the Compensation Committee reviewed the overall performance of Security Capital and Mr. Sanders' individual performance. During 1997, Security Capital achieved several important objectives which the Compensation Committee believed Mr. Sanders was instrumental in achieving. Security Capital went from being a private company to a public company with its securities listed on the New York Stock Exchange, as the result of a $625 million public offering of its Class B Shares. Security Capital changed its relationships with its three real estate investment trust ("REIT") affiliates, SCI, PTR and ATLANTIC, by exchanging its REIT management and REIT property management companies for shares of each REIT, with the result that each REIT became internally managed. Security Capital had several new business initiatives which became operational during the year. Security Capital established the Security Capital Global Capital Management Group, which manages or advises capital invested in real estate securities funds with both short-to-intermediate-term and long-term investment objectives. Finally, Security Capital increased its EBDADT (earnings before depreciation, amortization and deferred taxes), which is the test Security Capital uses to measure its financial performance, from $1.39 per fully converted share to $1.66 per fully converted share. Each of these developments was considered by the Compensation Committee in determining Mr. Sanders' compensation.

  Based on his individual contributions as well as the performance of Security Capital, Mr. Sanders received a base salary of $300,000 and bonus of $550,000 during 1997. The Compensation Committee determined to award Mr. Sanders options to acquire 3,667 Class A Shares. The long-term incentives received by Mr. Sanders are in the form of stock options which are identical in structure to those that are offered to Security Capital's other officers and key employees.

  The Compensation Committee believes Mr. Sanders' compensation is below the compensation of chief executive officers for companies surveyed by the Compensation Committee which compare in market capitalization to Security Capital. During 1997, Security Capital transitioned from a private company to a public company. Further, the philosophy of Security Capital has been to view the compensation of the three most highly compensated officers, Messrs. Sanders, Blankenship and Wattles, as a group without substantial variation in total compensation among the three officers.

  The Compensation Committee expects to conduct a complete review of the compensation practices of Security Capital during 1998 to determine whether the compensation philosophy, general amounts and combination of base salary, target bonus and options should be materially changed to make it more consistent with peer companies.

SECTION 162(M)

  The Compensation Committee is aware of the limitations imposed by Section 162(m) of the Code on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1 million per executive. The law exempts compensation paid under plans that relate compensation to performance. Although Security Capital's plans are designed to relate compensation to performance, certain elements of the plans do not meet the tax law's requirements because they allow the Compensation Committee to exercise discretion in setting compensation. It may be appropriate in the future to recommend changes in Security Capital's compensation program to take account of the tax law. However, the Compensation Committee is of the opinion that it is better to retain discretion than to give it up in exchange for the tax deduction.

                                   * * * * *

  This report is submitted by the members of the Compensation Committee:
Samuel W. Bodman, John P. Frazee, Jr. and John T. Kelley, III.

                               PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Class A Shares and Class B Shares against the cumulative total return of the Standard & Poor's Composite--500 Stock Index for the period commencing September 18, 1997 (the date that the Class A Shares and Class B Shares began trading on the New York Stock Exchange) and ended December 31, 1997, and with respect to the NAREIT Equity REIT Index for the period commencing September 1, 1997 and ended December 31, 1997. The NAREIT Equity REIT Index is calculated only at month end and not on a daily basis. The Class A Share and Class B Share price performance shown on the graph is not necessarily indicative of future price performance.

  It would be difficult to develop a peer group of companies similar to Security Capital. Security Capital is a real estate research, investment and operating management company engaged in a number of diverse business activities. A majority of Security Capital's investments are in private and public strategic real estate operating companies and most of Security Capital's EBDADT for 1997 was derived from its investment in these companies. Many of these companies are REITs. Security Capital has therefore used the NAREIT Equity REIT Index for comparative purposes.

                   COMPARISON OF CUMULATIVE TOTAL RETURN(1)
SECURITY CAPITAL CLASS A SHARES, CLASS B SHARES, S&P COMPOSITE-500 STOCK INDEX
                          & NAREIT EQUITY REIT INDEX

                                     LOGO

                                        SEPTEMBER 18, 1997 (1) DECEMBER 31, 1997
                                        ---------------------- -----------------
      Class A Shares...................        $100.00              $112.86
      Class B Shares...................         100.00               116.07
      S&P 500..........................         100.00               102.91
      NAREIT Equity REIT Index.........         100.00(2)            110.60

--------
(1) Assumes that the value of the investment in Class A Shares and Class B Shares and each index was $100.00 on September 18, 1997, except with respect to the NAREIT Equity REIT Index which was as of September 1, 1997. Also assumes that the initial investment in Class A Shares and Class B Shares was made at the initial public offering price of $28.00 per Class B Share (equivalent to $1,400.00 per Class A Share).
(2) As of the close of the New York Stock Exchange on August 31, 1997.

                   ADOPTION OF 1998 LONG-TERM INCENTIVE PLAN
                                 (PROPOSAL 2)

  A proposal will be presented at the annual meeting to approve the 1998 Long-Term Incentive Plan, which was adopted by the Board on March 25, 1998, subject to shareholder approval. The shares represented by the accompanying proxy will be voted to adopt the 1998 Long-Term Incentive Plan, unless otherwise indicated on the proxy. A summary of the material provisions of the 1998 Long-Term Incentive Plan is set forth below and is qualified in its entirety by reference to the full text of the 1998 Long-Term Incentive Plan which was filed electronically with this Proxy Statement with the Securities and Exchange Commission. Such text is not included in the printed version of this Proxy Statement.

  The goal of the 1998 Long-Term Incentive Plan, as with existing Security Capital incentive plans, is to more closely align employee and officer compensation with the financial performance of Security Capital and the investment of shareholders in Security Capital. Options available under the existing incentive plans, including the 1995 Option Plan, have been substantially depleted. Adoption of the 1998 Long-Term Incentive Plan will provide Security Capital with continued flexibility to provide effective recruitment, motivation and retention of superior caliber employees and officers and to focus employees and officers on increasing shareholder value.

  THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE 1998 LONG-TERM INCENTIVE PLAN.

  The 1998 Long-Term Incentive Plan authorizes the establishment of one or more qualified and non-qualified option programs and authorizes the award of share grants (any of which may be subject to restrictions). A total of 12,257,733 Class B Shares will be reserved for issuance (representing 7.5% of the fully converted Class B Shares). The closing price of the Class B Shares on the New York Stock Exchange on April 1, 1998, was $31. Only Class B Shares will be awarded, and shares awarded in the aggregate under the 1998 Long-Term Incentive Plan to any one individual may not exceed 1,000,000 Class B Shares in any one-year period. Class B Shares issued under the 1998 Long-Term Incentive Plan may be authorized and unissued shares, or treasury shares. In the event of certain transactions affecting the type or number of outstanding shares, the number of shares subject to the 1998 Long-Term Incentive Plan, the number or type of shares subject to outstanding awards and the exercise price thereof will be appropriately adjusted. In the event that the participant's employment is terminated or the 1998 Long-Term Incentive Plan is terminated as a result of a Change in Control (as defined in the 1998 Long-Term Incentive
Plan) of Security Capital, all unexpired options and awards will become immediately exercisable or fully vested, as the case may be. All employees of Security Capital or any of its affiliates are eligible to participate in the 1998 Long-Term Incentive Plan. Subject to the terms of the 1998 Long-Term Incentive Plan, the Compensation Committee determines which employees and other persons providing advisory services to Security Capital and its affiliates are eligible to receive awards under the 1998 Long-Term Incentive Plan, and the amount, price, timing and other terms and conditions applicable to those awards. Non-employee directors of Security Capital are not eligible to participate in the 1998 Long-Term Incentive Plan.

  Options awarded under the 1998 Long-Term Incentive Plan may be either Incentive Options or Non-Qualified Options which are not intended to satisfy
Section 422 of the Code. Options become exercisable in accordance with the terms established by the Compensation Committee, which may include conditions relating to completion of a specified period of service or achievement of performance standards or such other criteria as the Compensation Committee deems appropriate. Options expire on the date determined by the Compensation Committee which will not be later than the earliest to occur of (i) the tenth anniversary of the grant date, (ii) the first anniversary of the date on which the participant ceases to be an employee and ceases to perform services (the "Date of Termination") by reason of death, disability or retirement, (iii) the Date of Termination of employment of the participant, if the termination is for cause or (iv) the three month anniversary of the Date of Termination for any other reason. Shares transferred to a participant pursuant to the exercise of an option may be subject to such additional restrictions or limitations as the Compensation Committee may determine. The participants have no rights as shareholders with respect to Class B Shares subject to their options until the option is exercised.

  The 1998 Long-Term Incentive Plan provides that the Compensation Committee may award participants stock, the distribution of which is subject to the satisfaction of conditions established by the Compensation Committee. The number of shares and the conditions will be established by the Compensation Committee at the time the award is made, provided that any performance period will be at least one year and no more than 2,451,546 Class B Shares (20% of the total aggregate shares reserved for grant under the 1998 Long-Term Incentive Plan) may be for stock awards.

  The 1998 Long-Term Incentive Plan provides that the Compensation Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions as the Compensation Committee deems appropriate, including to comply with laws in other countries.

  Subject to obtaining any approvals required by applicable law or New York Stock Exchange requirements, the Board may amend or terminate the 1998 Long-Term Incentive Plan at any time, provided that no amendment or termination may materially adversely affect the rights of participants under any award made under the plan prior to the date that the amendment is adopted by the Board.

  No income will be recognized by a participant at the time an option is granted. The exercise of a Non-Qualified Option is generally a taxable event which requires the participant to recognize, as ordinary income, the difference between the fair market value of the shares at the time of exercise and the option price. Security Capital ordinarily will be entitled to claim a federal income tax deduction on account of the exercise of a Non-Qualified Option. The amount of the deduction is equal to the ordinary income recognized by a participant. Security Capital has adopted the provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123") "Accounting for Stock Based Compensation." Under the provisions of this statement, Security Capital will continue to account for its share options under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations.

  No income will be recognized by a participant at the time a restricted stock award is granted. The vesting of the shares subject to the award is generally a taxable event which requires the participant to recognize, as ordinary income, the then fair market value of the shares. Security Capital ordinarily will be entitled to claim a federal income tax deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect pursuant to Section 83(b) of the Code to have the income recognized at the date the award is granted on the then fair market value of the shares. In the case of an 83(b) election, Security Capital will be entitled to a corresponding deduction at the time of the grant.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

  In addition to the transactions with affiliates described elsewhere in this Proxy Statement, Security Capital has entered into the following transactions:

  On December 27, 1996, Security Capital entered into a secured promissory note and related pledge agreement with C. Ronald Blankenship, a Managing Director of Security Capital. Under the terms of the secured promissory note, Security Capital lent Mr. Blankenship $925,000, which amount is due on the earlier of January 15, 2000 or 120 days after Mr. Blankenship is no longer an officer of Security Capital or an affiliate thereof. Interest on the unpaid balance accrues at six percent per year and is payable annually on January 15 each year the secured promissory note is outstanding. The proceeds of the secured promissory note were used by Mr. Blankenship to repay principal and interest on earlier notes issued by Mr. Blankenship to Security Capital between August 1992 and March 1995, aggregating approximately $370,000, for repayment of other obligations and for the payment of taxes. The secured promissory note is secured by Class A Shares of Security Capital, and common shares of PTR, SCI, ATLANTIC and Homestead owned by Mr. Blankenship. The secured promissory note is also secured by a life insurance policy on Mr. Blankenship in the amount of $925,000 which policy names Security Capital as beneficiary. Mr. Blankenship has also agreed that if he exercises any options for Security Capital securities prior to repayment of the secured promissory note, any securities obtained upon exercise of those options will become subject to the pledge agreement and the net proceeds (after payment of minimum withholding taxes) of any securities obtained upon exercise of those options and disposed of by Mr. Blankenship will be immediately applied to the outstanding and unpaid interest and principal on the secured promissory note.

  On April 1, 1997, Security Capital entered into a secured promissory note and related pledge agreement with Thomas G. Wattles, a Managing Director of Security Capital. Under the terms of the secured promissory note, Security Capital lent Mr. Wattles $411,000, which amount may be increased by Mr. Wattles up to $536,000, which amount is due on the earlier of January 15, 2000 or 120 days after Mr. Wattles is no longer an officer of Security Capital or an affiliate thereof. Interest on the unpaid balance accrues at six percent per year and is payable annually on January 15 each year the secured promissory note is outstanding. The proceeds of the secured promissory note were used by Mr. Wattles to repay principal and interest on earlier notes issued by Mr. Wattles to Security Capital between January 1991 and October 1995, aggregating approximately $362,000, for repayment of other obligations and for the payment of taxes. The secured promissory note is secured by Class A Shares of Security Capital and common shares of SCI owned by Mr. Wattles. The secured promissory note is also secured by a life insurance policy on Mr. Wattles in the amount of $536,000 which policy has been assigned to Security Capital. Mr. Wattles has also agreed that if he exercises any options for Security Capital securities prior to repayment of the secured promissory note, any securities obtained upon exercise of those options will become subject to the pledge agreement and the net proceeds (after payment of minimum withholding taxes) of any securities obtained upon exercise of those options and disposed of by Mr. Wattles will be immediately applied to the outstanding and unpaid interest and principal on the secured promissory note.

  As of April 24, 1997, Security Capital and William D. Sanders, Chairman and Chief Executive Officer of Security Capital, entered into an agreement (the "Sanders Agreement") under which Security Capital agreed to acquire all the shares of a corporation owned by Mr. Sanders in exchange for 19,938 Class A Shares, providing Mr. Sanders increased direct ownership in Security Capital. The corporation's sole assets were warrants and options issued to Mr. Sanders between 1991 and 1993 to purchase an aggregate of 16,143 Class A Shares and $8,047,303 principal amount of 2014 Convertible Debentures (convertible into an aggregate of 7,693 Class A Shares), or a total of 23,836 Class A Shares, with an aggregate exercise price of approximately $11.3 million. All the options and warrants were fully vested and expire in 2002. Security Capital and Mr. Sanders agreed to use the estimated fair market value of the Class A Shares between April 1 and April 21, 1997 of $1,205 per share in determining the value of the 23,836 Class A Shares, which was approximately $28.7 million. The Sanders Agreement was entered into as an alternative to Mr. Sanders funding the exercise of the options and warrants with Class A Shares owned by Mr. Sanders, which was rejected by Security Capital. Under the Sanders Agreement, Security Capital issued $17.4 million of Class A Shares which is equal to the difference between the total value of the shares issuable ($28.7 million), and the total exercise price ($11.3 million) for the options and warrants. As additional consideration in the transaction, Security Capital issued $6.6 million of Class A Shares for the value of the holder's ability to defer exercising the warrants and options until 2002 in accordance with their terms. As a result, Security Capital agreed to issue 19,938 Class A Shares with an aggregate value of $24 million. The transaction resulted in a noncash, non-recurring charge to earnings of Security Capital in 1997 of approximately $6.6 million.

  On April 24, 1997, SCI Logistics Services Incorporated, an entity in which SCI owns a majority of the economic interest, acquired the refrigerated warehouse and distribution operations of Christian Salvesen, Inc. and related companies located in the United States and Canada for $122.4 million. The acquired companies were subsequently transferred to a new entity, CS Integrated LLC ("CSI"), which is 60% owned by an entity in which SCI owns a majority of the economic interest and 40% owned by an affiliate of Hunt Financial Corporation. This related entity paid approximately $73.4 million for its interest in CSI and the affiliate of Hunt Financial Corporation paid approximately $49.0 million for its interest in CSI, with approximately 80% being funded through debt and 20% being funded through equity capital by each entity. Under the terms of its agreement with Hunt Financial Corporation's affiliate, the SCI related entity has the option to increase its ownership interest in CSI to 80% as that entity invests additional equity capital. Hunt Financial Corporation is a wholly owned subsidiary of Hunt Consolidated Inc., which is part of the Hunt family interests headed by Ray L. Hunt, who is a Director of Security Capital.

  Pursuant to an agreement dated July 1, 1997, SC-USREALTY appointed Security Capital (EU) Management S.A., a wholly owned subsidiary of Security Capital ("USREALTY Adviser"), as operating advisor to provide SC-USREALTY with advice with respect to strategy, investments, financing, administrative and all other operating matters affecting SC-USREALTY. The USREALTY Adviser receives a single all-inclusive annual advisory fee equal to 1.25% of SC-USREALTY's average monthly market value of assets, excluding investments in Security Capital securities and investments of short-term cash and cash equivalents. The fee payable to the USREALTY Adviser is reduced to the extent that the third-party operating and administrative expenses of SC-USREALTY exceed 0.25% of assets per annum. The USREALTY Adviser is responsible for paying all fees of Security Capital Investment Research and any other Security Capital advisory affiliates for services related to advising SC-USREALTY. The agreement is automatically renewable for successive two-year periods, unless either the USREALTY Adviser, on the one hand, or SC-USREALTY and Security Capital Holdings S.A., a wholly owned subsidiary of SC-USREALTY ("USREALTY Holdings"), acting together, on the other hand, give sixty days' prior written notice that the agreement will not be renewed; provided, however, after the first anniversary date of the agreement or the first anniversary date of any renewal date, both SC-USREALTY and USREALTY Holdings, acting together, may terminate the agreement on not less than sixty days' prior written notice to the USREALTY Adviser. During the year ended December 31, 1997, the USREALTY Adviser received fees of $24.6 million pursuant to the advisory agreement.

  On September 8, 1997, Security Capital entered into a promissory note with Gordon S. Kerr, Managing Director of Security Capital Global Strategic Group. The loan was made as part of Mr. Kerr's original employment agreement under which Security Capital agreed to lend Mr. Kerr funds to purchase shares of Security Capital. Under the terms of the promissory note, Security Capital lent Mr. Kerr $500,000, which amount is due on the earlier of September 8, 2007 or 90 days after Mr. Kerr is no longer employed by Security Capital. No interest will be charged on the unpaid balance.

  In Security Capital's September 1997 initial public offering, SC-USREALTY purchased 2,964,286 Class B Shares. In addition, in Security Capital's March 1996 private offering, SC-USREALTY purchased $110.0 million of securities consisting of Class A Shares and Convertible Subordinated Debentures due March 29, 2016. All subscriptions were funded as of March 31, 1997. All purchases were made on the same terms and at the same times as made available to other investors.

  In February 1998, Commerzbank AG, Grand Cayman Branch, the holder of all the outstanding Series A Preferred Shares, agreed that if it converted its Series A Preferred Shares into Class A Shares, it would simultaneously convert those Class A Shares directly into Class B Shares. In addition, Commerzbank AG, Grand Cayman Branch agreed to vote its Series A Preferred Shares on an as converted basis in Class B Shares, instead of on an as converted basis in Class A Shares as originally provided under the terms of the Series A Preferred Shares.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires Security Capital's Directors, officers and beneficial owners of more than 10 percent of the outstanding Class A Shares or Class B Shares to file reports of ownership and changes in ownership of the Class A Shares or Class B Shares with the Securities and Exchange Commission and to send copies of those reports to Security Capital. Based solely on a review of those reports and amendments thereto furnished to Security Capital and on written representations of certain of those persons that they were not required to file certain of those reports, Security Capital believes that no such person failed to file any such report on a timely basis during 1997, except that Commerzbank AG, Grand Cayman Branch, SC-USREALTY, Mary Lou Rogers, Paul E. Szurek, Jeffrey A. Cozad, John T. Kelley, III and C. Ronald Blankenship each filed one late report with respect to one transaction.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  The Board has selected Arthur Andersen LLP ("Arthur Andersen"), certified public accountants, who have served as auditors for Security Capital since 1991, to serve again as the auditors of Security Capital's books and records for the coming year. A representative of Arthur Andersen is expected to be present at the annual meeting, and will be given an opportunity to make a statement if that representative desires to do so and will be available to respond to appropriate questions.

  For the fiscal year ended December 31, 1996, Arthur Andersen expressed reliance on the report of Ernst & Young LLP ("Ernst & Young") with respect to the financial statements of Homestead, a subsidiary of Security Capital.

  On December 5, 1997, Homestead dismissed Ernst & Young as Homestead's principal accountant to audit Homestead's financial statements and engaged Arthur Andersen as Homestead's principal accountant to audit Homestead's financial statements for the fiscal year ending December 31, 1997. The decision to change accountants was approved by the Audit Committee of the Board of Directors of Homestead.

  Ernst and Young's report on the financial statements of Homestead for the fiscal year ended December 31, 1996 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of Homestead's financial statements for the fiscal year ended December 31, 1996, and in subsequent interim periods through the date of dismissal, there has never been any disagreement with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement in connection with its report. In addition, there has never been a reportable event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K promulgated under the Exchange Act (a "Reportable Event").

  Prior to engaging Arthur Andersen, Homestead had never consulted Arthur Andersen concerning either (i) the application of accounting principles to a specified completed or uncompleted transaction; (ii) the type of audit opinion which might be rendered on Homestead's financial statements; (iii) a written report or oral advice that the new accountant concluded was an important factor considered by Homestead in reaching a decision as to an accounting, auditing or financial reporting issue; or (iv) any matter which was the subject of a Reportable Event.

                                 ANNUAL REPORT

  Security Capital's 1997 Annual Report, which includes financial statements, has previously been mailed to shareholders or is being mailed to shareholders together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

                             SHAREHOLDER PROPOSALS

  Any proposal by a shareholder of Security Capital intended to be presented at the 1999 annual meeting of shareholders must be received by Security Capital at its principal executive offices not later than December 18, 1998, for inclusion in Security Capital's proxy statement and form of proxy relating to that meeting.

  In addition, shareholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified by Security Capital's bylaws. Security Capital's bylaws require that all shareholders who intend to make proposals at an annual shareholders' meeting submit their proposals to Security Capital during the period 60 to 90 days before the anniversary date of the previous year's annual meeting. To be eligible for consideration at the 1999 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement must be received by Security Capital between February 20 and March 22, 1999.

                                 OTHER MATTERS

  Security Capital is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If, however, any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

                                          Jeffrey A. Klopf
                                          Secretary

April 17, 1998

                      SECURITY CAPITAL GROUP INCORPORATED
                         1998 LONG-TERM INCENTIVE PLAN
                         -----------------------------

                               TABLE OF CONTENTS
                               -----------------

SECTION 1.................................................................... 1
     GENERAL................................................................. 1
       1.1.  Purpose......................................................... 1
       1.2.  Participation................................................... 1

SECTION 2.................................................................... 2
     OPTIONS................................................................. 2
       2.1.  Definition...................................................... 2
       2.2.  Eligibility..................................................... 2
       2.3.  Price........................................................... 2
       2.4.  Exercise........................................................ 3
       2.5.  Post-Exercise Limitations....................................... 4
       2.6.  Expiration Date................................................. 4

SECTION 3.................................................................... 6
     SHARE AWARDS............................................................ 6
       3.1.  Definition...................................................... 6
       3.2.  Eligibility..................................................... 6
       3.3.  Terms and Conditions of Awards.................................. 6

SECTION 4.................................................................... 7
     OPERATION AND ADMINISTRATION............................................ 7
       4.1.  Effective Date.................................................. 7
       4.2.  Shares Subject to Plan.......................................... 7
       4.3.  Individual Limits on Awards..................................... 8
       4.4.  Adjustments to Shares........................................... 8
       4.5.  Change in Control...............................................11
       4.6.  Limit on Distribution...........................................13
       4.7.  Liability for Cash Payments.....................................13
       4.8.  Performance-Based Compensation..................................13
       4.9.  Withholding.....................................................14
       4.10. Transferability.................................................14
       4.11. Notices.........................................................14
       4.12. Form and Time of Elections......................................15
       4.13. Agreement With Company..........................................15
       4.14. Limitation of Implied Rights....................................15
       4.15. Evidence........................................................16
       4.16. Action by Company or Related Company............................16
       4.17. Gender and Number...............................................16
       4.18. Applicable Law..................................................16
       4.19. Foreign Employees...............................................16

SECTION 5....................................................................16
     COMMITTEE...............................................................16
       5.1.  Administration..................................................16
       5.2.  Selection of Committee..........................................16
       5.3.  Powers of Committee.............................................17
       5.4.  Delegation by Committee.........................................18
       5.5.  Information to be Furnished to Committee........................18
       5.6.  Liability and Indemnification of Committee......................18

SECTION 6....................................................................18
     AMENDMENT AND TERMINATION...............................................18

                      SECURITY CAPITAL GROUP INCORPORATED
                         1998 LONG-TERM INCENTIVE PLAN
                         -----------------------------

                                   SECTION 1
                                   ---------

                                    GENERAL
                                    -------

     1.1. Purpose. The Security Capital Group Incorporated 1998 Long-Term Incentive Plan (the "Plan") has been established by Security Capital Group Incorporated (the "Company") to:

     (a) attract and retain employees and other persons providing services to the Company and the Related Companies (as defined below);

     (b) motivate Participants (as defined in subsection 1.2), by means of appropriate incentives, to achieve long-range goals;

     (c) provide incentive compensation opportunities that are competitive with those of other corporations; and

     (d) further identify Participants' interests with those of the Company's other stockholders through compensation that is based on the value of the Company's common shares;

and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return. The term "Related Company" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")), with respect to the Company or any affiliate of the Company which is designated as a Related Company by the Committee.

     1.2. Participation. Subject to the terms and conditions of the Plan, the Committee (as described in Section 5) shall determine and designate, from time to time, from among the Eligible Individuals (as defined below), those persons who will be granted one or more awards under Sections 2 or 3 of the Plan (an "Award"), and thereby become "Participants" in the Plan. In the discretion of the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as otherwise agreed by the Company and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Related Companies. For purposes of the Plan, the term "Eligible Individual" shall mean any employee of the Company or a Related Company or other person providing services thereto; provided, however, that a member of the Board of Directors of the Company (the "Board") who is not an employee of the Company or a Related Company shall not be an "Eligible Individual".

                                   SECTION 2

                                    OPTIONS

     2.1. Definitions. The grant of an "Option" under this Section 2 entitles the Participant to purchase shares of Class B common stock of the Company ("Shares") at a price fixed at the time the Option is granted, subject to the terms of this Section. Options granted under this Section may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422 of the Code. A "Non-Qualified Stock Option" is an Option that is not intended to be an Incentive Stock Option.

     2.2. Eligibility. The Committee shall designate the Participants to whom Options are to be granted under this Section and shall determine the number of Shares subject to each such Option. If the Committee grants Incentive Stock Options, to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all related companies within the meaning of section 424(f) of the Code) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

     2.3. Price. The determination and payment of the purchase price of a Share under each Option granted under this Section shall be subject to the following:

     (a) The purchase price shall be established by the Committee at the time the Option is granted; provided, however, that in no event shall such price be less than the greater of the Fair Market Value (defined below) of a Share on the date the Option is granted or the par value of a Share.

     (b) Subject to the following provisions of this subsection, the full purchase price of each Share purchased upon the exercise of any Option shall be paid at the time of such exercise (or such later date as may be permitted by the Committee in the case of a cashless exercise) and, as soon as practicable thereafter (subject to an election under subsection 2.4), a certificate representing the Shares so purchased shall be delivered to the person entitled thereto.

     (c) The purchase price shall be payable in cash or by tendering Shares by actual delivery or attestation (valued at Fair Market Value as of the day of exercise) that have been held by the Participant at least six months, or in any combination thereof, as determined by the Committee.

     (d) The "Fair Market Value" of a Share as of any date shall be determined in accordance with the following rules:

          (i) If the Shares are at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per Share on such date on the principal exchange on which the Shares are then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

          (ii) If the Shares are not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the average of the closing reported bid and asked prices regular way of the Shares on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Shares in such market.

          (iii) If the Shares are not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith.

          (iv) For purposes of determining the Fair Market Value of Shares that are sold pursuant to a cashless exercise program, Fair Market Value shall be the price at which such Shares are sold.

     2.4. Exercise. Except as otherwise expressly provided in the Plan, an Option granted under this Section shall be exercisable in accordance with the following terms of this subsection:

     (a) The terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service (subject to paragraph (b) below), achievement of performance standards prior to exercise of the Option or the achievement of Share ownership objectives by the Participant. The Committee, in its sole discretion, may accelerate the vesting of any Option under circumstances designated by it at the time the Option is granted or thereafter.

     (b) No Option may be exercised by a Participant after the Expiration Date (as defined in subsection 2.6) applicable to that Option.

     (c) Prior to the date the Shares would otherwise be transferred pursuant to the exercise of an Option, to the extent permitted by the Committee, a Participant may irrevocably elect to defer receipt of such Shares until the last date of a later calendar year, but in no event later than the Participant's Date of Termination (as defined in subsection 2.6), provided, that if the Date of Termination of a Participant who is a member of a select group of management or a highly compensated employee within the meaning of section 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, occurs by reason of Retirement (as defined in subsection 2.6), the Participant may elect to defer receipt for a period up to the last day of the calendar year in which occurs the fifteenth anniversary of the Participant's Retirement. Any such deferral election shall be made in such form and at such times as the Committee may determine and shall be subject to such other terms, conditions and limitations as the Committee may establish, provided, however, any election to defer payment beyond a Participant's Retirement which has not been on file at least 12 months prior to the Participant's Retirement shall be disregarded.

     2.5. Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on Shares acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Share ownership by the Participant and such other factors as the Committee determines to be appropriate.

     2.6. Expiration Date. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that unless determined otherwise by the Committee, the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

     (a)  the ten-year anniversary of the date on which the Option is granted;

     (b) if the Participant's Date of Termination occurs by reason of death, Disability or Retirement, the one-year anniversary of such Date of Termination;

     (c) if the Participant's Date of Termination occurs for reasons other than Retirement, death, Disability or Cause, the three-month anniversary of such Date of Termination; or

     (d) if the Participant's Date of Termination occurs for reasons of Cause, such Date of Termination.

For purposes of the Plan, a Participant's "Date of Termination" shall be the date on which he both ceases to be an employee of the Company and the Related Companies and ceases to perform material services for the Company and the Related Companies, regardless of the reason for the cessation; provided that a "Date of Termination" shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Related Company which was the recipient of the Participant's services. Except as otherwise provided by the Committee, a Participant shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in the material and substantial duties of his regular occupation, which condition is expected to be permanent. "Retirement" of a Participant shall mean the occurrence of a Participant's Date of Termination, other than for Cause, death or Disability, after providing at least five years of service to the Company or the Related Companies and attaining age 60. For purposes of the Plan, "Cause" shall mean, in the reasonable judgment of the Committee (i) the willful and continued failure by the Participant to substantially perform his duties with the Company or any Related Company after written notification by the Company or Related Company, (ii) the willful engaging by the Participant in conduct which is demonstrably injurious to the Company or any Related Company, monetarily or otherwise, or (iii) the engaging by the Participant in egregious misconduct involving serious moral turpitude. For purposes hereof, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action was in the best interest of the Company or Related Company.

                                   SECTION 3

                                 SHARE AWARDS

     3.1. Definition. Subject to the terms of this Section, a Share Award under the Plan is a grant of Shares to a Participant, the earning, vesting or distribution of which is subject to one or more conditions established by the Committee, provided, that in no event will Share Awards under the Plan exceed 20% of the Shares reserved under the Plan. Such conditions may relate to events (such as performance or continued employment) occurring before or after the date the Share Award is granted, or the date the Shares are earned by, vested in or delivered to the Participant. If the vesting of Share Awards is subject to conditions occurring after the date of grant, the period beginning on the date of grant of a Share Award and ending on the vesting or forfeiture of such Shares (as applicable) is referred to as the "Restricted Period". To the extent that the vesting of a Share Award is contingent on performance, the performance shall be measured over a period of not less than one year. Share Awards may provide for delivery of the shares of Shares at the time of grant or may provide for a deferred delivery date. A Share Award may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company and may, but need not, be in lieu of cash otherwise awardable under such program.

     3.2. Eligibility. The Committee shall designate the Participants to whom Share Awards are to be granted and the number of Shares that are subject to each such Award.

     3.3. Terms and Conditions of Awards. Share Awards granted to Participants under the Plan shall be subject to the following terms and conditions:

     (a) Beginning on the date of grant (or, if later, the date of distribution) of Shares comprising a Share Award, and including any applicable Restricted Period, the Participant as owner of such Shares shall have the right to vote such Shares.

     (b) Payment of dividends, if any, with respect to Share Awards shall be subject to the following:

          (i) On and after the date that a Participant has a fully earned and vested right to the Shares comprising a Share Award and the Shares have been distributed to the Participant, the Participant shall have all dividend rights (and other rights) of a stockholder with respect to such Shares.

          (ii) Prior to the date that a Participant has a fully earned and vested right to the shares comprising a Share Award, the Committee, in its sole discretion, may award Dividend Rights with respect to such shares.

         (iii) On and after the date that a Participant has a fully earned and vested right to the Shares comprising a Share Award, but before the Shares have been distributed to the Participant, the Participant shall be entitled to Dividend Rights with respect to such Shares, at the time and in the form determined by the Committee.

          (iv) A "Dividend Right" with respect to shares comprising a Share Award shall entitle the Participant, as of each dividend payment date, to an amount equal to the dividends payable with respect to a Share multiplied by the number of such Shares. Dividend Rights shall be settled in cash or in Shares valued at Fair Market Value as of the date of settlement, as determined by the Committee, shall be payable at the time determined by the Committee and shall be subject to such other terms and conditions as the Committee may determine.


                                    SECTION 4
                                   ----------

                          OPERATION AND ADMINISTRATION
                         -----------------------------

      4.1. Effective Date. The Plan shall be effective as of the date it is approved by the Company's stockholders. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards awarded under it are outstanding and not fully vested; provided, however, that no new Awards shall be made under the Plan on or after the tenth anniversary of the date on which the Plan is adopted by the Board.

      4.2. Shares Subject to Plan. The Shares with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 4.4, the number of Shares which may be issued with respect to Awards under the Plan shall not exceed 12,257,733 Shares in the aggregate. Except as otherwise provided herein, any Shares subject to an Award which for any reason expires or is terminated without issuance of Shares (including Shares that are not issued because Shares are tendered pursuant to subsection 2.3(c) or 4.9) shall again be available under the Plan.

      4.3. Individual Limits on Awards. Notwithstanding any other provision of the Plan to the contrary, no Participant shall receive any Award of an Option under the Plan to the extent that the sum of:

     (a)  the number of Shares subject to such Award;

     (b) the number of Shares subject to all other prior Awards of Options under the Plan during the one-year period ending on the date of the Award; and

     (c) the number of Shares subject to all other prior share options granted to the Participant under other plans or arrangements of the Company during the one-year period ending on the date of the Award;

would exceed the Participant's Individual Limit under the Plan. The determination made under the foregoing provisions of this subsection shall be based on the Shares subject to the Awards at the time of grant, regardless of when the Awards become exercisable. Subject to the provisions of subsection 4.4, a Participant's "Individual Limit" shall be 1,000,000 Shares.

     4.4.  Adjustments to Shares.

     (a) If the Company shall effect any subdivision or consolidation of Shares or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of Shares outstanding without receiving compensation therefor in money, services or property, then the Committee shall equitably adjust (i) the number of Shares available under the Plan; (ii) the number of shares available under any individual or other limits; (iii) the number of Shares subject to outstanding Awards; and (iv) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per Share with respect to the Award.

     (b) If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange, the stockholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its stockholders, there shall be substituted for the Shares subject to outstanding Awards an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the stockholders of the Company in respect of such Shares, subject to the following:

          (i) If the Committee determines that the substitution described in accordance with the foregoing provisions of this paragraph would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments to the Awards to the extent that the Committee determines such adjustments are consistent with the purposes of the Plan and of the affected Awards.

          (ii) All or any of the Awards may be cancelled by the Committee on or immediately prior to the effective date of the applicable transaction, but only if the Committee gives reasonable advance notice of the cancellation to each affected Participant, and only if either: (A) the Participant is permitted to exercise all Awards that will be cancelled (without regard to whether such Awards would otherwise be exercisable) for a reasonable period prior to the effective date of the cancellation; or (B) the Participant receives payment or other benefits that the Committee determines to be reasonable compensation for the value of all cancelled Awards (without regard to whether such Awards would otherwise be vested).

          (iii) Upon the occurrence of a reorganization of the Company or any other event described in this paragraph (b), any successor to the Company shall be substituted for the Company to the extent that the Company and the successor agree to such substitution.

     (c) Upon (or, in the discretion of the Committee, immediately prior to) the sale to (or exchange with) a third party unrelated to the Company of all or substantially all of the assets of the Company, all Awards shall be cancelled. If Awards are cancelled under this paragraph, then, with respect to any affected Participant, either:

          (i) the Participant shall be provided with reasonable advance notice of the cancellation, and the Participant shall be permitted to exercise all Awards that will be cancelled (without regard to whether such Awards would otherwise be exercisable) for a reasonable period prior to the effective date of the cancellation; or

          (ii) the Participant shall receive payment or other benefits that the Committee determines to be reasonable compensation for the value of all cancelled Awards (without regard to whether such cancelled Awards would otherwise be vested).

          The foregoing provisions of this paragraph shall also apply to the sale of all or substantially all of the assets of the Company to a related party, if the Committee determines such application is appropriate. Notwithstanding the foregoing provisions of this paragraph (c), in lieu of cancellation of outstanding Awards, the Committee and the purchaser of all or substantially all of the Company's assets may provide that an appropriate number of shares or securities of the purchaser or its affiliates shall be substituted for Shares with respect to outstanding Awards under the Plan, provided that such substituted awards shall be comparable in value and contain terms and conditions similar to the Awards.

     (d) In determining what action, if any, is necessary or appropriate under the foregoing provisions of this subsection, the Committee shall act in a manner that it determines to be consistent with the purposes of the Plan and of the affected Awards and, where applicable or otherwise appropriate, in a manner that it determines to be necessary to preserve the benefits and potential benefits of the affected Awards for the Participants and the Company.

     (e) The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Shares or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     (f) Except as expressly provided by the terms of this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

     (g) Awards under the Plan are subject to adjustment under this subsection only during the period in which they are considered to be outstanding under the Plan. For purposes of this subsection, an Award is considered "outstanding" on any date if the Participant's ability to obtain all benefits with respect to the Award is subject to limits imposed by the Plan (including any limits imposed by the Agreement reflecting the Award). The determination of whether an Award is outstanding shall be made by the Committee.

      4.5. Change in Control. In the event that (i) a Participant's employment is terminated by the Company or the successor to the Company or an affiliated entity which is his or her employer for reasons other than Cause following a Change in Control of the Company (as defined below), or (ii) the Plan is terminated by the Company or its successor following a Change in Control without provision for the continuation of outstanding Awards hereunder, all Options which have not otherwise expired shall become immediately exercisable and all other Awards shall become fully vested. For purposes of the Plan, a "Change in Control" means the happening of any of the following:

     (a) the stockholders of the Company approve a definitive agreement to merge the Company into or consolidate the Company with another entity, sell or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, provided, however, that a Change in Control shall not be deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which 50% or more of the beneficial ownership of the voting power of the Company, the surviving corporation or corporation directly or indirectly controlling the Company or the surviving corporation, as the case may be, is held by the same persons (as defined below) (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of the Company immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions, except that upon the completion thereof, employees or employee benefit plans of the Company may be a new holder of such beneficial ownership; provided, further, that a transaction with an "Affiliate" of the Company (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall not be treated as a Change in Control; or

     (b) the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing 50% or more of the combined voting power of the Company is acquired, other than from the Company, by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than by an Affiliate or any trustee or other fiduciary holding securities under an employee benefit or other similar stock plan of the Company); or

     (c) at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors of the Company cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new Director was approved by a vote of at least two-thirds of the Directors still in office at the time of such election or nomination who were Directors at the beginning of such period).

For purposes of this subsection, a Participant's employment shall be deemed to be terminated by the Company or the successor to the Company or an affiliated entity if the Participant terminates employment after (i) a substantial adverse alteration in the nature of the Participant's status or responsibilities from those in effect immediately prior to the Change in Control, or (ii) a material reduction in the Participant's annual base salary and target bonus, if any, as in effect immediately prior to the Change in Control. If, upon a Change in Control, awards in other shares or securities are substituted for outstanding Awards pursuant to Section 4.4, and immediately following the Change in Control the Participant becomes employed by the entity into which the Company merged, or the purchaser of substantially all of the assets of the Company, or a successor to such entity or purchaser, the Participant shall not be treated as having terminated employment for purposes of this Section 4.5 until such time as the Participant terminates employment with the merged entity or purchaser (or successor), as applicable.

     4.6. Limit on Distribution. Distribution of Shares or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

     (b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

     (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

     4.7. Liability for Cash Payments. Subject to the provisions of this Section, each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the service rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

     4.8. Performance-Based Compensation. To the extent that the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to "Performance-Based Compensation", as that term is used in Code section 162(m)(4)(C), it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary to satisfy such requirements including, without limitation:

     (a) The establishment of performance goals that must be satisfied prior to the payment or distribution of benefits under such Awards.

     (b) The submission of such Awards and performance goals to the Company's stockholders for approval and making the receipt of benefits under such Awards contingent on receipt of such approval.

     (c) Providing that no payment or distribution be made under such Awards unless the Committee certifies that the goals and the applicable terms of the Plan and Agreement reflecting the Awards have been satisfied.

To the extent that the Committee determines that the foregoing requirements relating to Performance-Based Compensation do not apply to Awards under the Plan because the Awards constitute Options, the Committee may, at the time the Award is granted, conform the Awards to alternative methods of satisfying the requirements applicable to Performance-Based Compensation.

     4.9. Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of Shares which the Participant already owns or to which a Participant is otherwise entitled under the Plan; provided, however, except to the extent permitted by the Committee, previously-owned Shares that have been held by the Participant less than six months or Shares to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law.

     4.10. Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or, to the extent provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Code and applicable rules thereunder). To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection, Awards under the Plan may be transferred to or for the benefit of the Participant's family (including, without limitation, to a trust or partnership for the benefit of a Participant's family), subject to such procedures as the Committee may establish. In no event shall an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under Code section 422.

     4.11. Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

     4.12. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     4.13. Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

     4.14.  Limitation of Implied Rights.

     (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company and any Related Company. Nothing contained in the Plan shall constitute a guarantee by the Company or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

     (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights and Shares are registered in his name.

     4.15. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     4.16. Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors or trustees, as applicable, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the Company.

     4.17. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     4.18. Applicable Law. The provisions of the Plan shall be construed in accordance with the laws of the State of Maryland, without giving effect to choice of law principles.

     4.19. Foreign Employees. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or a Related Company operates or has employees.

                                    SECTION 5

                                    COMMITTEE

     5.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 5.

     5.2.  Selection of Committee.  So long as the Company is subject to section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act, none of whom shall be eligible to receive Awards under the Plan.

     5.3. Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

     (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select individuals to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

     (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

     (c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

     (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

     (e) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

     5.4. Delegation by Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange or NASDAQ (if appropriate), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     5.5. Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

     5.6. Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a Director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                                   SECTION 6

                           AMENDMENT AND TERMINATION

     Subject to obtaining such approvals as may be required under the Code, Federal securities law, Maryland corporate law or stock exchange requirements, the Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 4.4 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Award made under the Plan prior to the date such amendment is adopted by the Board.

                                     PROXY

                      SECURITY CAPITAL GROUP INCORPORATED

                THIS PROXY IS SOLICITED BY AND ON THE BEHALF OF
                             THE BOARD OF DIRECTORS

                      1998 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 1998

  The undersigned hereby appoints each of William D. Sanders, C. Ronald Blankenship, Thomas G. Wattles and Jeffrey A. Klopf, as proxies with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Security Capital Group Incorporated to be held on May 21, 1998, and at any adjournments or postponements thereof, and to vote at such meeting the shares of common stock that the undersigned would be entitled to vote if present at such meeting, in accordance with the instructions indicated on the reverse side of this card; if no instructions are indicated, the shares represented by this proxy will be voted for the election of the listed nominees for Director, for the approval of the Security Capital Group Incorporated 1998 Long-Term Incentive Plan and, at the direction of the proxies named above, on any other matter that may properly come before the meeting.

  The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy.

  You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

          (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)
                                  SEE REVERSE
                                      SIDE
                                  SEE REVERSE
                                      SIDE
--------------------------------------------------------------------------------
                                                                           PROXY
PLEASE MARK VOTES AS IN THIS EXAMPLE.
                                       X
-
--------------------------------------------------------------------------------
1. The election of the following persons as Class II Directors:
                               Cyrus F. Freidheim, Jr., H. Laurance Fuller and Ray L. Hunt

FOR ALL nominees except as noted below

  -----------------------------------
                                    WITHHELD
                                    FROM ALL
                                    NOMINEES
                                    FOR ALL
                                    NOMINEES



2. Approval of the Security Capital Group Incorporated 1998 Long Term Incentive Plan.

                                      FOR

                                    AGAINST

                                    ABSTAIN
3. To vote on any other matters that may properly be presented at the meeting according to their best judgment and in their discretion.

                MARK HERE IF YOU PLAN TO ATTEND THE MEETING

              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
[Insert Recordholder Information here]






Please sign, date and return this proxy card promptly using the enclosed postage-paid envelope whether or not you plan to attend the meeting.

Please sign exactly as name(s) appears to the left. If shares are held jointly, each joint tenant should sign. If signing as attorney, executor, administrator, trustee or guardian or as officer of a corporation or other entity, please give full title and capacity in which you are signing.


Signature _________________ Date: __   Signature _________________ Date: __

                      SECURITY CAPITAL GROUP INCORPORATED

                         ANNUAL MEETING OF SHAREHOLDERS

                                ADMISSION TICKET

                             Thursday, May 21, 1998
                       9:30 a.m. (Central Daylight time)
                                 Fairmont Hotel
                             200 N. Columbus Drive
                            Chicago, Illinois 60601

         We request that you pre-register for attendance to the meeting by calling James D. Campbell of our meeting planning staff at 1-800-988-4307.

                                  DETACH HERE